POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Stephen J. Bordes, Crichton W. Brown and Gerald J. Daigle, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)         execute for and on behalf of the undersigned, in the undersigned's individual capacity; in the undersigned's capacity as an officer signing on behalf of Advantage Capital Corporation, Advantage Capital Management Corporation, Advantage Capital Financial Company, L.L.C., Advantage Capital Advisors, L.L.C., Advantage Capital NOLA VI, L.L.C., Advantage Capital NOLA VII, L.L.C., Advantage Capital NOLA VIII, L.L.C., Advantage Capital NOLA IX, L.L.C., Advantage Capital NOLA X, L.L.C. and Advantage Capital Technology Advisors, L.L.C. (individually, a "Company" and, collectively, the "Companies"); and as an officer of each Company in such Company's capacity as general partner of one or more of the following: Advantage Capital Partners Limited Partnership, Advantage Capital Partners II Limited Partnership, Advantage Capital Partners III Limited Partnership, Advantage Capital Partners IV Limited Partnership, Advantage Capital Partners V Limited Partnership, Advantage Capital Partners VI Limited Partnership, Advantage Capital Partners VII Limited Partnership, Advantage Capital Partners VIII Limited Partnership, Advantage Capital Partners IX Limited Partnership, Advantage Capital Partners X Limited Partnership, and Advantage Capital Technology Fund; Forms 3, 4, and 5 with respect to the securities of Omni Energy Services Corp. ("Omni") in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form 144 under Rule 144 under the Securities Act of 1933;

(2)         do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144 complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)          take any other action of any type whatsoever in connection with the         foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by Omni, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19  day November, 2003.

                                                                                                              /s/ Steven T. Stull

                                                                                                                  Steven T. Stull